Exhibit (l)

100 Oliver St. Boston, MA 02110 +1 617 728 7100 Main +1 617 275 8374 Fax www.dechert.com

January 16, 2024

Morgan Stanley Direct Lending Fund

1585 Broadway, 23rd Floor

New York, New York 10036

Re:Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Morgan Stanley Direct Lending Fund, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-2 (File No. 333-276056) as originally filed on December 15, 2023 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and as subsequently amended, including on or about the date hereof (the “Registration Statement”) relating to the proposed issuance by the Company of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be sold to the underwriters pursuant to an underwriting agreement substantially in the form to be filed as Exhibit (h) to the Registration Statement (the “Underwriting Agreement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act, and no opinion is expressed herein as to any matter other than as to the legality of the Shares.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i)	the Registration Statement;
(ii)	the Underwriting Agreement;
(iii)	the Certificate of Incorporation of the Company;
(iv)	the Amended and Restated Bylaws of the Company;
(v)	resolutions of the board of directors of the Company relating to, among other things, the authorization, offer, issuance and sale of the Shares; and
(vi)	a Certificate of Good Standing issued by the Delaware Secretary of State.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion) and certificates and written statements of agents, officers, directors and representatives of the Company without having independently verified such factual matters.

Morgan Stanley Direct Lending Fund January 16, 2024 Page 2

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons, (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company), and (iii) the Registration Statement will have been declared effective by the Commission. We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that, when (i) the Underwriting Agreement has been duly executed and delivered by the parties thereto and (ii) the Shares are issued and delivered against receipt by the Company of payment therefor at a price per Share not less than the par value per share of the Common Stock as contemplated by the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York, and the opinion expressed herein is limited to the General Corporation Law of the State of Delaware. We express no opinion as to compliance with the 1940 Act or other federal securities laws, or state securities laws, including the laws of the State of Delaware.

This opinion has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Dechert LLP

Dechert LLP